Exhibit 99.1

Contact:
David J. Foster
Chief Financial Officer
650-716-1600
investor@argotech.com

Argonaut Technologies Appoints Seymour Holtzman to Board of Directors

Redwood City, Calif. January 24, 2005 — Argonaut Technologies, Inc. (Nasdaq: AGNT) today announced the appointment of Seymour Holtzman to the Argonaut Technologies board of directors, effective January 18, 2005. Including Mr. Holtzman, the Argonaut Technologies board of directors will now have seven members.

About Argonaut Technologies, Inc.

Argonaut Technologies, Inc. is a leading provider of consumables, instruments, and services designed to help the pharmaceutical industry accelerate drug development. The company’s products enable chemists to increase productivity, reduce operating costs, achieve faster time to market, and test the increasing number of targets and chemical compounds available for drug development. Argonaut Technologies develops products in close consultation and collaboration with scientists from leading pharmaceutical companies.  More than 1,200 customers use Argonaut’s products worldwide.